Exhibit 10.41

[HERTZ LETTERHEAD]
June 30, 2015

Dear John,
This letter agreement (this “Letter Agreement”) memorializes our discussions and agreement concerning the vesting terms of certain equity-based awards contemplated by the Employee Stock Option Agreement - Transition Options, dated as of November 21, 2014, between Hertz Global Holdings, Inc. (the “Company”) and you (the “Option Agreement”).
1.Definitions. Unless otherwise defined in this Letter Agreement, capitalized terms used herein shall have the meanings assigned to them in the Option Agreement.
2.Vesting. Section 2(a) of the Option Agreement is hereby amended and restated in its entirety as follows:
(a) Vesting Generally. Except as otherwise provided in Sections 2(b), 3, or 6(a) of this Agreement, the Options shall become vested on December 31, 2015, subject to the continuous employment of Participant with the Company until such date, if the Board determines that (i) a management team that is reasonably acceptable to the Board is in place by June 30, 2015 (the “Management Goal”), and (ii) Participant has developed and presented to the Board a business plan by December 31, 2015, that is subsequently approved by the Board (together with the Management Goal, the “Performance Goals”). As soon as administratively feasible after December 31, 2015, the Board shall certify, in writing, whether or not the Performance Goals have been achieved. Any Options that do not vest pursuant to this Section 2(a) shall be immediately forfeited and canceled as of the Board’s certification.
3.Termination of Employment. Section 3(b)(i) of the Option Agreement is hereby amended and restated in its entirety as follows:
(i) Good Leaver Termination. If Participant’s employment with the Company terminates due to a Good Leaver Termination, subject to Participant’s compliance with the terms of the Employment Agreement (including execution of the Release), a number of Options equal to the product (rounded to the nearest whole share) of (A) the number of Options subject to this Agreement, multiplied by (B) a fraction, (1) the numerator of which is the number of days elapsed between the Grant Date and the date of Participant's termination and (2) the denominator of which is 1136, being the number of days between the Grant Date and December 31, 2017 shall vest; provided, however, the foregoing clause shall apply only in the event of a Good Leaver Termination (I) prior to a determination by the Board that the Management Goal has not been attained or (II) if the Board has determined that the Management Goal has been attained, prior to January 1, 2016.

4.Miscellaneous. This Letter Agreement shall constitute an amendment of the Option Agreement. Except as otherwise provided herein, the Option Agreement shall remain unaltered and of full force and effect.

[Signature Page Follows]

Please indicate your agreement with the foregoing terms of this Letter Agreement by signing where indicated below.

Sincerely,

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Linda Fayne Levinson
	Name:	Linda Fayne Levinson
	Title:	Independent Non-Executive Chair
of the Board of Directors

Acknowledged and Agreed:
/s/ John P. Tague__________
John P. Tague